Exhibit 99.1

GTT Reports First Quarter 2013 Financial Results

Revenue Increased 7% to $26.4 Million

Adjusted EBITDA Increased 36% to $3.6 Million

Acquired Tinet in April 2013

MCLEAN, Va.--(BUSINESS WIRE)--May 15, 2013--GTT (OTCQB: GTLT), the premiere cloud network provider to clients in close to 100 countries worldwide, announced today financial results for the quarter ended March 31, 2013. Highlights include:

  Increased Revenue by seven percent to $26.4 million as compared to $24.7 million in the first quarter of 2012; and
  Increased Adjusted EBITDA* by 36 percent to $3.6 million compared to $2.7 million in the first quarter of 2012; and
  Acquired Tinet in April 2013, further accelerating GTT’s growth strategy to scale the business worldwide.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“Year-over-year, GTT demonstrated strong growth in Revenue and EBITDA,” stated Richard D. Calder Jr., President and Chief Executive Officer. “Revenue grew seven percent and Adjusted EBITDA grew 36 percent year-over-year. Importantly, we were also able to invest in our organic growth strategy by building up our direct sales force in our America and EMEA business units.”

On April 30, 2013, the Company acquired Tinet which generated revenues of $69.5 million in 2012 and serves over 1,100 customers. The business has over 120 points of presence in 24 countries and provides IP Transit and Ethernet services. Tinet is a top-five global IP Transit service provider and one of the largest global Ethernet interconnection networks.

“We are very excited as this transformative acquisition will expand GTT’s global reach and service portfolio as the premier cloud network provider to the world. GTT now has over 250 PoPs across North America, Europe, and Asia-Pacific and will serve over 2,000 customers in close to 100 countries.”

“We are well underway in the integration activities which we expect to generate significant cost reduction in both cost-of-revenue and SG&A. We have a demonstrated track record of successfully identifying and integrating accretive acquisitions, and realizing synergies within one to two quarters.”

“In summary, we believe this acquisition combined with our organic initiatives will put us in position to exit 2013 at our intermediate goals of a run rate $200 million Revenue and $30 million Adjusted EBITDA company.”

The Company arranged financing for Tinet with Webster Bank, N.A. (“Webster”), on April 30, 2013. The Company entered into a term loan in the aggregate principal amount of $65.0 million and a revolving line of credit in the aggregate principal amount of $5.0 million. In addition, the Company arranged financing through an increase in the Company’s existing mezzanine financing arrangement, in the form of a modification to its existing note purchase agreement with BIA Digital Partners and Plexus Capital that expands the amount of borrowing under the note purchase agreement and adds BNY Mellon-Alcentra Mezzanine Partners as a new note purchaser and lender. The amended note purchase agreement provides for a total financing commitment of $11.5 million, of which $8.5 million was immediately funded. On April 30, 2013, the Company prepaid in full all indebtedness outstanding under its existing credit facilities with Silicon Valley Bank, which consisted of approximately $27.5 million in principal and accrued and unpaid interest.

“These commitments demonstrate the strength of our business and the economic potential of this acquisition and we look to generate the return on investment in the coming quarters,” stated Michael R. Bauer, Chief Financial Officer. “Combined with GTT’s existing network and operating platform, the acquisition is expected to drive significant incremental Revenue, Adjusted EBITDA and free cash flow.”

Conference Call Information

GTT will hold a conference call on Wednesday, May 15, 2013 at 10:00 a.m. Eastern Time to discuss its results for the quarter ended March 31, 2013. To participate in the live conference call, interested parties may dial + 1.888.389.5988 or + 1.719.457.2085 and enter passcode 9589718. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 9589718. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is the premiere cloud network provider to the world. Powered by our global Ethernet and IP backbone, GTT operates the most interconnected network on the globe. With 15 years of proven experience, GTT delivers simplicity, speed and agility, with an absolute client focus. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2013	March 31, 2012

Revenue:
Telecommunications services sold	$26,433	$24,718

Operating expenses:
Cost of telecommunications services provided	17,657	17,467
Selling, general and administrative expense	5,364	4,728
Restructuring costs, employee termination and other items	242	-
Depreciation and amortization	2,395	1,138

Total operating expenses	25,658	23,333

Operating income	775	1,385

Other expense:
Interest expense, net	(1,306)	(850)
Debt extinguishment loss	(706)	-
Other expense, net	(1,093)	(648)
Total other expense	(3,105)	(1,498)

Loss before income taxes	(2,330)	(113)

Provision for income taxes	191	136

Net loss	$(2,521)	$(249)

Loss per share:
Basic	$(0.13)	$(0.01)
Diluted	$(0.13)	$(0.01)

Weighted average shares:
Basic	19,264,481	18,782,701
Diluted	19,264,481	18,782,701

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	March 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$4,607	$4,726
Accounts receivable, net of allowances of $907 and $748, respectively	9,807	11,003
Deferred contract costs	1,279	1,346
Prepaid expenses and other current assets	3,875	1,877
Total current assets	19,568	18,952
Property and equipment, net	6,462	5,494
Intangible assets, net	23,851	20,903
Other assets	2,633	2,614
Goodwill	50,557	49,793
Total assets	$103,071	$97,756

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,844	$12,857
Accrued expenses and other current liabilities	12,682	13,301
Short-term debt	5,329	7,848
Deferred revenue	6,308	6,588
Total current liabilities	37,163	40,594
Long-term debt	37,334	34,981
Deferred revenue	320	234
Other long-term liabilities	6,150	4,908
Total liabilities	80,967	80,717

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 21,463,538, and 19,129,765 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	70,817	63,207
Accumulated deficit	(47,958)	(45,437)
Accumulated other comprehensive loss	(757)	(733)
Total stockholders' equity	22,104	17,039
Total liabilities and stockholders' equity	$103,071	$97,756

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended
	March 31, 2013	March 31, 2012
Operating income	$775	$1,385
Depreciation and amortization	2,395	1,138
Restructuring costs, employee termination and other items	242	-
Non-cash compensation	215	144
Adjusted EBITDA	$3,627	$2,667

CONTACT:
For GTT media inquiries, please contact:
Michelle Reilly
Director, Marketing Operations
1-703-442-5582
michelle.reilly@gt-t.net
or
For GTT investor relations inquiries, please contact:
Nazir Rostom
Director, Finance
1-703-442-5586
nazir.rostom@gt-t.net